EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 6, 2012, on our audit of the consolidated financial statements of CFS Bancorp, Inc. as of December 31, 2011 and 2010 and for each of the years in the three-year period ended December 31, 2011, which report is included in the Form 10-K of CFS Bancorp, Inc. for the year ended December 31, 2011.

/s/  BKD, LLP

Indianapolis, Indiana
March 6, 2012